Exhibit 10.3

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AMENDED AND RESTATED PATENT AND TECHNOLOGY LICENSE AGREEMENT

This AMENDED AND RESTATED PATENT AND TECHNOLOGY LICENSE AGREEMENT (“AGREEMENT”) is made on this 2nd day of January, 2012, by and between FRED HUTCHINSON CANCER RESEARCH CENTER (“FHCRC”), a Washington state nonprofit organization, with principal offices located at 1100 Fairview Ave. N., Seattle, Washington 98109, and ZetaRx BioSciences Inc., a Delaware corporation, having a principal place of business located at 307 Westlake Avenue North, Suite 300, Seattle, WA 98109 (“LICENSEE”).

RECITALS

A.	WHEREAS, FHCRC owns certain PATENT RIGHTS and TECHNOLOGY RIGHTS (capitalized terms are defined in Article II);

B.	WHEREAS, FHCRC is willing to license the PATENT RIGHTS and TECHNOLOGY RIGHTS to LICENSEE in accordance with the terms and conditions of this AGREEMENT, and LICENSEE desires to obtain such a license;

C.	WHEREAS, FHCRC, a nonprofit corporation exempt from federal income taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, organized and operated exclusively for charitable, scientific and educational purposes, has determined that this AGREEMENT is in furtherance of its mission;

D.	WHEREAS, FHCRC and LICENSEE are additionally entering into a RESEARCH AGREEMENT on mutually agreeable terms and conditions for performance of the PROJECT;

E.	WHEREAS, Juno Therapeutics, Inc. acquired this AGREEMENT on October 16, 2013 as part of an asset acquisition from ZetaRx Biosciences Inc., and Juno Therapeutics, Inc. thereby became the LICENSEE under this AGREEMENT; and

F.	WHEREAS, FHCRC and LICENSEE have entered into additional license agreements (i.e., that certain Patent and Technology License Agreement entered as of November 1, 2009 (the “2009 LICENSE”) and that certain Patent and Technology License Agreement entered as of October 16, 2013 (the “2013 LICENSE”)) and have agreed, effective as of November 19, 2014, to amend and restate this AGREEMENT and such agreements, in order to ensure that if more than one of such license agreements are practiced with respect to LICENSED PRODUCTS that the aggregate financial obligations of LICENSEE to FHCRC with respect to LICENSED PRODUCTS are not onerous.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

I. EFFECTIVE DATE

1.1	This AGREEMENT is effective as of the date first written above (“EFFECTIVE DATE”).

II. DEFINITIONS

As used in this AGREEMENT, the following terms have the meanings indicated:

2.1	AFFILIATE means any corporation or other business entity controlled by, controlling, or under common control with another entity, with “control” meaning: (a) direct or indirect beneficial ownership of more than fifty percent (50%) of the voting stock of, or more than fifty percent (50%) interest in the income of, such corporation or other business entity, or (b) possession , directly or indirectly, of the power to direct the management or policies of a legal entity, whether through the ownership of voting securities or by contract relating to voting rights or corporate governance.

2.2	FUNDED RESEARCH means the research conducted for the PROJECT in the laboratory of Dr. Stan Riddell pursuant to the RESEARCH AGREEMENT dated January 2, 2012.

2.3	LICENSED FIELD means all fields of use.

2.4	LICENSED PRODUCTS means any product (i) that incorporates the LICENSED SUBJECT MATTER, the manufacture, use, sale, offer for sale or import of which, but for the licenses granted herein, would infringe a VALID CLAIM of the PATENT RIGHTS; or (ii) which is [***].

2.5	LICENSED SUBJECT MATTER means the PATENT RIGHTS and TECHNOLOGY RIGHTS within the LICENSED FIELD.

2.6	LICENSED TERRITORY means worldwide.

2.7

NET SALES means the gross revenues received by LICENSEE, AFFILIATES, or sublicensees from or on account of a SALE of LICENSED PRODUCTS, less (a) sales discounts actually granted (including cash, trade and quantity discounts, rebates, allowances, refunds, chargebacks and retroactive price adjustments); (b) sales and/or use taxes actually paid or incurred, direct sales costs, including sales and distribution commissions paid, import and/or export duties actually paid, outbound transportation actually prepaid or allowed, and amounts actually allowed or credited due to returns, rejections or damaged goods (not exceeding the original billing or invoice amount); and (c) any freight, delivery charges or transit insurance costs applicable to the SALE and actually incurred in the gross revenue all as recorded by LICENSEE in LICENSEE’s official books and records in accordance with generally accepted accounting practices and consistent with LICENSEE’s financial

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

statements. NET SALES shall not include SALES by LICENESEE to its AFFILIATES for resale, provided that if LICENSEE sells a LICENSED PRODUCT to an AFFILIATE for resale, LICENSEE shall include the amounts [***] by such AFFILIATE to THIRD PARTIES on the resale of such LICENSED PRODUCT. SALES for preclinical, clinical or regulatory purposes shall not be included in NET SALES. In the event a LICENSED PRODUCT is sold in combination with drug substances (“Combination Product”), NET SALES, for purposes of royalty payments on the Combination Product, shall be calculated by [***]. In the event that no such separate sales are made, the parties shall mutually agree upon a reasonable method for calculating NET SALES for purposes of royalty payments on the Combination Product.

2.8	PATENT RIGHTS means FI-ICRC’s rights in information, inventions or discoveries described in invention disclosures, or claimed in any patents, and/or patent applications, whether domestic or foreign, and all divisionals, continuations, continuations-in-part, reissues, reexaminations or extensions thereof, and any letters patent that issue, that relate to the LICENSED SUBJECT MATTER identified in Exhibit A attached hereto, including any and all claims to improvements, changes, modifications, variations, revisions, additions, enhancements, and expansions that are [***] to the LICENSED SUBJECT MATTER identified in Exhibit A, which may be updated from time to time.

2.9	PERSON means any individual, entity, association, corporation, partnership, limited liability company, government (or agency or subdivision thereof), trust, joint venture, or proprietorship.

2.10	PROJECT means the activities set forth in the research work plan attached hereto as Exhibit B and as subsequently modified pursuant to the RESEARCH AGREEMENT.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.11	RESEARCH AGREEMENT means the separate written agreement on mutually agreeable terms and conditions between FHCRC and LICENSEE by which LICENSEE shall pay to FHCRC the amount of [***] per year (“ANNUAL RESEARCH CONTRIBUTION AMOUNT”) for [***] term in support of the FUNDED RESEARCH. The parties agree and acknowledge that the RESEARCH AGREEMENT shall provide the following: (i) commencing [***] after the EFFECTIVE DATE, the ANNUAL RESEARCH CONTRIBUTION AMOUNT shall be payable in [***] installments of [***]; (ii) the parties intend that the scope of the research work plan for the RESEARCH AGREEMENT will be consistent with the research work plan set forth in Exhibit B; and (iii) LICENSEE shall have the option to extend the term of the RESEARCH AGREEMENT for up to [***], subject to (i) Dr. Stan Riddell’s written consent, (ii) FHCRC’s written consent, and (iii) the negotiation and modification of the research work plan of (and any necessary modifications to) the RESEARCH AGREEMENT as mutually agreed upon by FHCRC and LICENSEE.

2.12	SALE or SOLD means the transfer or disposition of a LICENSED PRODUCT for value to a party other than LICENSEE or any of its AFFILIATES or sublicensees.

2.13	TECHNOLOGY RIGHTS means FHCRC’s rights in any technical information, technology, know-how, processes, procedures, compositions, devices, methods, formulae, protocols, techniques, software, designs, drawings, results or data created by or for [***] that (a) are not claimed in the PATENT RIGHTS but are necessary or may be useful for the development, use or commercialization in practicing the PATENT RIGHTS or (b) [***] or (c) [***].

2.14	THIRD PARTY shall mean a Person other than LICENSEE or FHCRC or an AFFILIATE of either party.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.15	VALID CLAIM means a claim of (a) an issued and unexpired patent included in the PATENT RIGHTS that has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and that has not been abandoned or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise, or (b) any patent application included in the PATENT RIGHTS that has been pending for less than [***] from the filing date of the earliest patent application from which such patent application claims priority and that has not been cancelled, withdrawn or abandoned.

III. LICENSE

3.1	FHCRC hereby grants to LICENSEE a royalty-bearing, exclusive right and license under LICENSED SUBJECT MATTER to make, manufacture, have manufactured, use, research, develop, promote, market, import or export, offer to sell, sell and have sold LICENSED PRODUCTS within the LICENSED TERRITORY for use within the LICENSED FIELD. This grant is subject to Sections 13.2 and 13.3 hereinbelow, the payment by LICENSEE to FHCRC of all consideration as provided herein, and the following rights retained by FHCRC to:

(a)	publish the general scientific findings from research related to LICENSED SUBJECT MATTER, subject to the terms of Article X; and

(b)	use LICENSED SUBJECT MATTER for non-commercial research, teaching, non-commercial patient care, and other educationally-related purposes.

3.2	LICENSEE may extend the license granted herein to any AFFILIATE provided that the AFFILIATE consents in writing to be bound by this AGREEMENT to the same extent as LICENSEE. LICENSEE agrees to deliver such contract to FHCRC within [***] following execution thereof.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.3	LICENSEE may grant sublicenses under LICENSED SUBJECT MATTER consistent with the terms of this AGREEMENT. LICENSEE shall be responsible for its sublicensees relevant to this AGREEMENT, and for diligently collecting all amounts due LICENSEE from sublicensees. LICENSEE’s sublicenses shall be no less favorable to FHCRC than this AGREEMENT in terms of limiting FHCRC’s liability, protecting FHCRC’s intellectual property and proprietary rights and indemnities in favor of FHCRC. If a sublicensee pursuant hereto becomes bankrupt, insolvent or is placed in the hands of a receiver or trustee, LICENSEE, to the extent allowed under applicable law and in a timely manner, agrees to use reasonable commercial efforts to collect all consideration owed to LICENSEE and to have the sublicense agreement assumed or rejected by a court of proper jurisdiction as soon as reasonably possible.

3.4	LICENSEE must deliver to FHCRC a true and correct copy of each sublicense granted by LICENSEE, and any modification or termination thereof, within [***] after execution, modification, or termination.

3.5	If this AGREEMENT is terminated pursuant to Article XII of this AGREEMENT, FHCRC agrees to accept as successors to LICENSEE, existing sublicensees in good standing at the date of termination provided that each such sublicensee consents in writing to be bound by all of the terms and conditions of this AGREEMENT.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IV. CONSIDERATION, PAYMENTS AND REPORTS

4.1	In consideration of rights granted by FHCRC to LICENSEE under this AGREEMENT, LICENSEE agrees to pay FHCRC the following:

(a)	A one-time, non-refundable upfront license fee (“Upfront License Fee”) of [***] within [***] following the execution of this AGREEMENT.

(b)	[***] during the term of this AGREEMENT in filing, prosecuting, and maintaining PATENT RIGHTS for United States and foreign national filings. FHCRC will invoice LICENSEE for [***] on a [***] basis. The invoiced amounts will be due and payable by LICENSEE within [***] of invoice.

(c)	During the term of this AGREEMENT, LICENSEE shall pay FHCRC a minimum annual royalty of Five Thousand Dollars (US$5,000.00) until FDA approval of a LICENSED PRODUCT, due and payable in pro rata amounts at the beginning of each calendar quarterly reporting period and shall be creditable each calendar quarter against the royalty described in Section 4.1(d) below; provided, however, that the minimum annual royalty of Five Thousand Dollars (US$5,000.00) under this Section 4.1(c) shall be increased to Twenty Thousand Dollars (US$20,000.00) at the beginning of the calendar quarter immediately after the date of the FDA approval of a LICENSED PRODUCT. If LICENSEE fails to pay the minimum amounts due and payable as described herein, such failure if not cured within a written notification and cure period of 30 days shall be considered a material breach of this Agreement, and FHCRC may, at its sole discretion, terminate this Agreement upon written notice. Within [***] following each [***], LICENSEE will deliver to FHCRC a written progress report as to LICENSEE’S (and any sublicensee’s) efforts and accomplishments during the preceding [***] in [***] commercializing the Patent Rights, know-how and LICENSED PRODUCTS in the LICENSED TERRITORY, and LICENSEE’S (and sublicensees’) commercialization plans for the upcoming [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)	During the term of this AGREEMENT, a running royalty equal to [***] of LICENSEE’s and any and all sublicensee(s)’ annual aggregate NET SALES, such annual aggregate NET SALES being calculated on a [***] basis. No multiple royalties shall be payable to FHCRC because a LICENSED PRODUCT is covered by more than one claim in any patent application or patent included in the PATENT RIGHTS; and

(e)

During the term of this AGREEMENT, [***] of all non-royalty consideration, other than payments for research, development, LICENSED PRODUCT, and reimbursement of expenses (e.g., patenting and other costs) (“NET CONSIDERATION”), received by LICENSEE prior to [***] and [***] of all NET CONSIDERATION, received by LICENSEE after the [***], from any sublicensee pursuant to Sections 3.3 and 3.4 hereinabove, including, but not limited to, up-front payments, marketing, distribution, franchise, option, license, or documentation fees, and bonus and milestone payments. Notwithstanding the above, in recognition of the fact that FHCRC and Licensee have entered into multiple license agreements relating to Licensed Products (i.e., this AGREEMENT, the 2009 LICENSE and the 2013 LICENSE), FHCRC agrees that (a) any NET CONSIDERATION (as defined in 2009 LICENSE and this AGREEMENT) paid by LICENSEE to FHCRC pursuant to the 2009 LICENSE and/or this AGREEMENT shall be fully creditable against any REMUNERATION due to FHCRC under the 2013 LICENSE, and (b) in no event shall LICENSEE be obligated to pay to FHCRC more than an aggregate of [***] with

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

respect to any and all (i) NET CONSIDERATION (subject to the 2009 LICENSE and/or this AGREEMENT), and/or (ii) REMUNERATION (subject to the 2013 LICENSE).

(f)	Notwithstanding any provision in Section 4.1 hereof or elsewhere in this Agreement to the contrary, LICENSEE shall be entitled to reduce payments otherwise required pursuant to Sections 4.1(d) or 4.1(e) hereof pursuant to actual amounts paid by LICENSEE under Sections 4.6. Any amounts setoff or offset that are not actually setoff or offset against a particular payment amount will be carried forward to the next royalty payment period.

4.2	In further consideration for the right and license granted to LICENSEE under this AGREEMENT, LICENSEE will pay to FHCRC certain milestone payments as provided for below. Such milestones payments will be due and payable to FHCRC in the amount shown below within [***] of LICENSEE, its AFFILIATE or SUBLICENSEES upon the first meeting or achieving each individual milestone. Milestone payments will be paid as follows on LICENSED PRODUCTS which meet any such milestone, and with regard to (i) through (iii) below:

(i) Upon initiation of a first [***] for a LICENSED PRODUCT:

—LICENSEE will pay [***].

(ii) Upon initiation of a first [***] for a LICENSED PRODUCT:

—LICENSEE will pay [***].

(iii) Upon a first [***] of a LICENSED PRODUCT [***]:

—LICENSEE will pay [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

If any milestone listed in Section 4.2 above is not applicable for the commercialization of any LICENSED PRODUCT, [***]

4.2.1 Any and all such milestone payments are not refundable and any and all milestone payments are only payable once, regardless of the number of times a milestone is achieved by one or more LICENSED PRODUCT.

4.3	Unless otherwise provided, all such payments are payable within [***] after [***] of each [***] during the term of this AGREEMENT, at which time LICENSEE will also deliver to FHCRC a true and accurate report, giving such particulars of the business conducted by LICENSEE and its sublicensees, if any exist, during the preceding [***] under this AGREEMENT as necessary for FHCRC to account for LICENSEE’s payments hereunder. This report will include pertinent data, including, but not limited to:

[***]

Simultaneously with the delivery of each such report, LICENSEE agrees to pay FHCRC the amount due, if any, for the period of such report. After the first NET SALES of a LICENSED PRODUCT, these reports are required even if no payments are due.

4.4

During the term of this AGREEMENT and for [***] thereafter, LICENSEE agrees to keep complete and accurate records of its and its sublicensees’ SALES and NET SALES in sufficient detail to enable the royalties and other payments due hereunder to be determined. LICENSEE agrees to permit an independent certified public accountant, reasonably acceptable to LICENSEE, to periodically examine, at FHCRC’s expense and not more frequently than [***], the pertinent portions of LICENSEE’s books, ledgers, and records during regular business hours for the purpose of and to the extent necessary to verify any report required under this AGREEMENT within the last [***]. Such accountant shall not

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

disclose to FHCRC any information other than information relating to the accuracy of reports and calculations of amounts due FHCRC under this AGREEMENT and shall be subject to the terms of Article X, which it shall confirm in writing. If any amounts due FHCRC are ultimately determined to have been underpaid in an amount equal to or greater than [***] of the total amount due during the period so examined, then LICENSEE will pay the cost of the examination plus [***].

4.5	Within [***] following each [***], LICENSEE will deliver to FHCRC a written progress report as to LICENSEE’s (and any sublicensee’s) efforts and accomplishments during [***] in [***] commercializing LICENSED SUBJECT MATTER in the LICENSED TERRITORY and LICENSEE’s (and sublicensees’) commercialization plans for [***].

4.6

If LICENSEE or any of its SUBLICENSEEs (i) is or becomes a party to a bona fide license agreement with a non-AFFILIATE THIRD PARTY, or (ii) is a party to a bona fide license agreement with FHCRC under a separate written agreement entered on or before November 19, 2014 (each such third party or FHCRC, as the case may be, a “STACKING LICENSOR”) for the right or license to a product or process under which LICENSEE is obligated to pay to such STACKING LICENSOR a royalty which is based on a royalty rate applied to LICENSED PRODUCTS sold in particular territories, LICENSEE or any such SUBLICENSEE may offset [***] of any royalties it pays to such STACKING LICENSOR against up to [***] of the royalties owed FHCRC under this AGREEMENT; provided, however, that the minimum annual royalty paid to FHCRC under this AGREEMENT notwithstanding the application of STACKING LICENSOR offsets under this Section 4.6 will be [***] on annual aggregate NET SALES, and provided further that any such STACKING LICENSOR payment offsets arising out of third party license agreements

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

executed prior to January 2, 2012 (“PRE-SIGNING THIRD PARTY LICENSE AGREEMENTS”), will be limited to the extent necessary to reflect an aggregate royalty rate on aggregate net sales under all such PRE-SIGNING THIRD PARTY LICENSE AGREEMENTS of no greater than [***]. Any STACKING LICENSOR payments that may be applied as offsets as described above that are not applied in a given period may be carried forward until applied.

4.7	All amounts payable hereunder by LICENSEE will be paid in immediately available United States funds without deductions for assessments, fees, or charges of any kind, except tax withholding required by law and as provided herein. Checks are to be made payable to Fred Hutchinson Cancer Research Center. Conversion of foreign currency to U.S. Dollars shall be made at the exchange rate on the last business day of the reporting period to which a payment relates, as quoted in The Wall Street Journal (Western Edition). If the foreign currency cannot be converted to U.S. Dollars and exported from a country for any reason, LICENSEE shall notify FHCRC in writing and any payment shall be deposited promptly in a recognized financial institution in that country for the benefit of FHCRC.

4.8	[***].

4.9	If LICENSEE fails to make any payment due under this AGREEMENT within [***] of the date upon which such payment is due, then interest shall accrue on such payment from the date such payment was originally due at a rate equal to [***] above the then-applicable prime commercial lending rate reported in the Wall Street Journal (or any similar daily business publication), or at the maximum rate permitted by applicable law, whichever is the lower (“INTEREST”).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

V. PATENTS AND INVENTIONS

5.1	Inventions.

(a)	The LICENSED PRODUCTS and the entire right, title and interest in and to all discoveries, improvements, processes, formulas, data, inventions, enhancements, know-how and trade secrets, patentable or otherwise, that arise from activities under this AGREEMENT or that are necessary or useful in connection with obtaining regulatory approval, manufacture, marketing, promotion, sale, import or export of LICENSED PRODUCTS, and that were or are solely developed or invented by LICENSEE (“LICENSEE INVENTIONS”) shall be owned solely by LICENSEE (except for any LICENSED SUBJECT MATTER or LICENSED SUBJECT MATTER INVENTION, as defined in section 5.1(b)), and FHCRC shall not acquire any right, title, and interest in or to any LICENSED PRODUCTS and LICENSEE INVENTIONS.

(b)

In the event that FHCRC or LICENSEE intends to apply for a new patent application with respect to any developments, discoveries, and inventions that are substantially based on the LICENSED SUBJECT MATTER, such party shall notify the other party and LICENSEE may elect to prepare and file appropriate patent applications if after consultation between LICENSEE and FHCRC both parties agree that a new patent application (“LICENSED SUBJECT MATTER INVENTION”) should be filed. The entire right, title and interest in and to all discoveries, improvements, processes, formulas, data, inventions, enhancements, know-how and trade secrets, patentable or otherwise, with respect to the LICENSED SUBJECT MATTER INVENTION that were or are developed or invented: (i) solely by employees or contractors of

LICENSEE shall be owned jointly by LICENSEE and FHCRC; (ii) solely by employees or contractors (excluding LICENSEE) of FHCRC shall be owned solely by FHCRC; and (iii) jointly by employees or contractors of LICENSEE and FHCRC shall be owned jointly by LICENSEE and FHCRC. If LICENSEE elects to prepare and file such patent application, (i) LICENSEE will control and pay [***], (ii) LICENSEE will provide FHCRC with a copy of such application for which LICENSEE has paid [***], as well as copies of any documents received or filed during prosecution thereof, and (iii) Exhibit A of this Agreement shall be amended to include the LICENSED SUBJECT MATTER INVENTION. If LICENSEE notifies FHCRC that it does not intend to pay [***] of such application, or if LICENSEE does not respond to FHCRC within [***] after consultation with LICENSEE on the disposition of rights of the subject invention, then FHCRC, after [***] prior written notice to LICENSEE, may file such application [***]. In addition, LICENSEE will have the right to control and pay [***] all other patent applications and patents included in the PATENT RIGHTS. FHCRC shall cooperate with LICENSEE in prosecuting, maintaining and defending the PATENT RIGHTS and shall cause its employees and agents to execute such documents and perform such acts as are reasonably requested by LICENSEE in connection therewith. The parties agree that they share a common legal interest to obtain valid enforceable patents and that each party will keep all privileged or confidential information of the other party received pursuant to this Section confidential in accordance with Article X.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

VI. INFRINGEMENT ACTIONS

6.1	LICENSEE [***] shall have the first right, but not the obligation, to enforce any patent exclusively licensed hereunder against infringement by THIRD PARTIES (“PATENT ENFORCEMENT ACTION”). After reimbursement of LICENSEE’s [***] legal costs and expenses related to such enforcement, LICENSEE agrees to pay FHCRC either: (a) the royalty detailed in Section 4.1(d) for any monetary recovery that is for sales of LICENSED PRODUCTS lost due to the infringement and [***] of related punitive damages; or (b) [***] of reasonable royalties awarded and related punitive damages in any recovery in which the award is for reasonable royalties. LICENSEE must notify FHCRC in writing of any potential infringement within [***] of knowledge thereof. If LICENSEE does not file suit against a substantial infringer within [***] of knowledge thereof, then FHCRC may, at its sole discretion, enforce any patent licensed hereunder on behalf of itself and LICENSEE, and after reimbursement of FHCRC’s reasonable legal costs and expenses related to such enforcement, the balance of any recovery shall be distributed as follows: [***] to FHCRC and [***] to LICENSEE. In any suit or dispute involving an infringer of the PATENT RIGHTS, the parties agree to cooperate fully with each other. At the request and expense of the party bringing suit, the other party will permit access during regular business hours, to all relevant personnel, records, papers, information, samples, specimens, and the like in its possession and agrees to be joined in such suit, if requested or required by applicable law.

6.2

In the event that a THIRD PARTY institutes a patent, trade secret, trademark or other infringement suit against LICENSEE or its AFFILIATES or sublicensees during the term of this AGREEMENT, alleging that the practice by LICENSEE of the LICENSED SUBJECT MATTER in the exercise of its rights as licensee under this AGREEMENT infringes one or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

more patent, trademark, trade secret or other intellectual property rights held by such THIRD PARTY (an “INFRINGEMENT SUIT”), then (i) as between LICENSEE and FHCRC, LICENSEE shall assume direction and control of the defense of claims arising therefrom (including the right to settle such claims at its sole discretion), and (ii) LICENSEE may withhold and deposit into an interest-bearing escrow account [***] of all amounts that LICENSEE would otherwise be obligated to pay to FHCRC pursuant to Article IV (the “ESCROWED AMOUNT”), and LICENSEE’S payment obligations to FHCRC under Article IV shall be reduced accordingly, until such time as a final, non-appealable judgment is rendered with respect to such INFRINGEMENT SUIT by a court of competent jurisdiction, or the time permitted for appeal of a final, appealable judgment has lapsed (the “FINAL JUDGMENT”). If FINAL JUDGMENT is rendered in favor of LICENSEE (or its AFFILIATES or sublicensees, as the case may be), then LICENSEE shall pay to FHCRC, within [***] after the entry of such judgment, the full amount of the ESCROWED AMOUNT and, after reimbursement of LICENSEE’s reasonable legal costs and expenses related to such action, the balance of any award (except for the balance of any recovery under a PATENT ENFORCEMENT ACTION which shall be distributed pursuant to Section 6.1 hereof) that LICENSEE actually receives with respect to such INFRINGEMENT SUIT shall be distributed as follows: [***] to LICENSEE and [***] to FHCRC. If the FINAL JUDGMENT is rendered partially or entirely in favor of such THIRD PARTY, then LICENSEE may apply the ESCROWED AMOUNT to the payment of its defense costs in connection with such INFRINGEMENT SUIT and to the payment of any award it is required to pay pursuant to such FINAL JUDGMENT. If the ESCROWED AMOUNT exceeds such defense costs and award then LICENSEE, within [***] following the date of the FINAL

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

JUDGMENT, shall remit to FHCRC the amount of such excess. If the ESCROWED AMOUNT does not equal or exceed the amount of such defense costs and award, then from and after the date of the FINAL JUDGMENT, LICENSEE shall be entitled to withhold [***] of all amounts that LICENSEE would otherwise be required to pay to FHCRC pursuant to Article IV until such time as the aggregate amounts so withheld plus the ESCROWED AMOUNTS equals the amount of such defense costs and award. In the event that a THIRD PARTY institutes a patent, trademark, trade secret or other infringement suit against LICENSEE or its AFFILIATES or sublicensees during the term of this AGREEMENT, FHCRC shall use, and shall cause its AFFILIATES and any THIRD PARTIES owning relevant FHCRC patents to use commercially reasonable efforts to assist and cooperate with LICENSEE in connection with the defense of such suit.

VII. PATENT MARKING

7.1	LICENSEE agrees that all packaging containing individual LICENSED PRODUCT(S), documentation therefor and, when possible, for actual LICENSED PRODUCT(S) sold by LICENSEE, AFFILIATES, and/or sublicensees of LICENSEE will be permanently and legibly marked with the number of any applicable patent(s) licensed hereunder in accordance with each country’s patent laws, including Title 35, United States Code.

7.2	LICENSEE shall have the right to determine appropriate trademark, trade dress, and other related intellectual property usage in connection with marketing LICENSED PRODUCTS under this AGREEMENT. LICENSEE shall have the exclusive right to use any trademarks in connection with marketing LICENSED PRODUCTS under this AGREEMENT in the LICENSED TERRITORY.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

VIII. INDEMNIFICATION AND INSURANCE

8.1	LICENSEE hereby agrees to defend, hold harmless and indemnify FHCRC and its agents, directors, officers and employees (the “FHCRC INDEMNITEES”) from and against any and all suits, claims, actions, demands, liabilities, expenses and/or losses, including, without limitation, reasonable legal expenses and attorneys’ fees (collectively “LOSSES”) resulting directly or indirectly from a claim with respect to: [***]. The foregoing indemnification obligations will not apply in the event and to the extent that such LOSSES arose as a result of [***]. FHCRC shall promptly notify LICENSEE of any such LOSSES and allow LICENSEE to handle and control the defense thereof LICENSEE shall have the sole right to settle such LOSSES, but no settlement shall be made that does not include an unconditional release without FHCRC’s prior written consent.

8.2	Except with respect to indemnification and confidentiality obligations by FHCRC and LICENSEE hereunder, in no event shall either party be liable to the other party for any indirect, special, consequential, or punitive damages-arising out of, or in connection with, this AGREEMENT or its subject matter, regardless of whether the other party knows or should know of the possibility of such damages.

8.3

Beginning at the time when any LICENSED SUBJECT MATTER is being used in human clinical trials or SOLD by LICENSEE, an AFFILIATE or a sublicensee, LICENSEE shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than [***], and LICENSEE shall use reasonable commercial efforts to have the FHCRC, its directors, officers, employees, contractors, representatives and agents named as additional insureds. Such commercial general liability insurance shall provide: (i) product liability coverage; (ii) broad form contractual liability coverage for LICENSEE’s

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

indemnification under this AGREEMENT; and (iii) coverage for litigation costs. The minimum amounts of insurance coverage required herein shall not be construed to create a limit of LICENSEE’s liability with respect to its indemnification under this AGREEMENT. The insurance requirements under this Section 8.3 may be satisfied by self insurance commensurate with reasonable standards of the industry.

8.4	LICENSEE shall provide FHCRC with written evidence of such insurance within [***] of its procurement. Additionally, LICENSEE shall provide FHCRC with written notice of at least [***] prior to the cancellation, non-renewal or material change in such insurance. If LICENSEE does not provide FHCRC with written evidence of such insurance, LICENSEE may elect to self-insure all or part of the limits described above provided that such self-insurance program is acceptable to FHCRC.

8.5	LICENSEE shall maintain such commercial general liability insurance beyond the expiration or termination of this AGREEMENT during: (i) the period that any LICENSED SUBJECT MATTER developed pursuant to this AGREEMENT is being commercially distributed or sold by LICENSEE or by a sublicensee or agent of LICENSEE; and (ii) the [***] period immediately after such period.

IX. USE OF FHCRC’S NAME

9.1	LICENSEE will not use the name of (or the name of any employee of) FHCRC in any advertising, promotional or sales literature, or on its Web site, without the advance express written consent of FHCRC.

Notwithstanding the above, LICENSEE may use the name of (or name of employee of) FHCRC in routine business correspondence, prospectus or other financing documents, disclosure documents and company descriptions describing the fact that a licensing relationship exists, or as required under applicable law or regulations, without FHCRC’s express written consent.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

X. CONFIDENTIAL INFORMATION AND PUBLICATION

10.1	FHCRC and LICENSEE each agree that all information contained in documents marked “confidential” and forwarded to one by the other (i) are to be received in strict confidence, (ii) are to be used only for the purposes of this AGREEMENT, and (iii) will not be disclosed by the recipient party (except as required by law or court order), its agents or employees without the prior written consent of the other party; provided, however, LICENSEE may disclose and use, and will not be required to maintain as confidential, the PATENT RIGHTS and TECHNOLOGY RIGHTS in connection with the exercise of its license rights hereunder, and subject to obligations of confidentiality and non-use no less stringent than set forth herein, LICENSEE may disclose the PATENT RIGHTS, TECHNOLOGY RIGHTS and related FHCRC information to present and prospective investors, lenders, sublicensees, consultants and advisors. The foregoing obligations shall not apply to the extent that the recipient party can establish by competent written proof that such information:

(a)	was in the public domain at the time of disclosure; or

(b)	later became part of the public domain through no act or omission of the recipient party, its employees, agents, successors or assigns; or

(c)	was lawfully disclosed to the recipient party by a THIRD PARTY having the right to disclose it; or

(d)	was already known by the recipient party at the time of disclosure; or

(e)	was independently developed by the recipient party without use of the other party’s confidential information.

If the recipient party is required by law to disclose confidential information owned or disclosed to it by the other party including, without limitation, by discovery, subpoena or other legal or administrative process, the recipient party agrees to provide the other party prompt notice of the required disclosure to permit the other party, at its option and expense, to seek an appropriate protective order or waive the requirements of this AGREEMENT. If no protective order or waiver is obtained, such disclosure may be made but only to the extent legally required. The recipient party will not oppose any action by the other party to obtain an appropriate protective order or other assurance that confidential information which must be disclosed will be accorded confidential treatment.

10.2	Each party’s obligation of confidence hereunder will be fulfilled by using at least the same degree of care with the other party’s confidential information as it uses to protect its own confidential information, but always at least a reasonable degree of care. This obligation will exist while this AGREEMENT is in force and for a period of [***] thereafter.

10.3	FHCRC reserves the right to publish the general scientific findings from research related to LICENSED SUBJECT MATTER, but not LICENSEE’s confidential information. FHCRC will submit the manuscript of any proposed publication to LICENSEE at least [***] before publication, and LICENSEE shall have the right to review and comment upon the publication in order to protect LICENSEE’s confidential information and the patentability of any inventions disclosed therein. Upon LICENSEE’s request, publication may be delayed up to [***] additional [***] to enable LICENSEE to secure adequate intellectual property protection of any PATENT RIGHTS contained therein that would otherwise be affected by the publication.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

XI. ASSIGNMENT

11.1	Except in connection with the sale of all or substantially all of LICENSEE’s assets to a THIRD PARTY or a merger, consolidation or reorganization of LICENSEE, this AGREEMENT may not be assigned by LICENSEE to other than an AFFILIATE without the prior written consent of FHCRC, which will not be unreasonably withheld, conditioned, or delayed. This AGREEMENT may not be assigned by FHCRC without the prior written consent of LICENSEE.

XII. TERM AND TERMINATION

12.1	Subject to early termination as provided hereinbelow, the term of this AGREEMENT is from the EFFECTIVE DATE to the last expiration date of any patents included in the PATENT RIGHTS. After expiration of this AGREEMENT, LICENSEE’s rights to the LICENSED SUBJECT MATTER hereunder shall become nonexclusive fully paid up, royalty-free, world-wide, perpetual and irrevocable.

12.2	Any time after five (5) years from the EFFECTIVE DATE, FHCRC has the right to terminate the license granted under this AGREEMENT if LICENSEE, within ninety (90) calendar days after receiving written notice from FHCRC of the intended termination, fails to provide satisfactory written evidence that LICENSEE has properly submitted an Investigational New Drug (IND) application to the U.S. Food and Drug Agency.

12.3	Notwithstanding anything to the contrary contained in this AGREEMENT, LICENSEE shall have the right to terminate this AGREEMENT or any portion of the license hereunder at any time upon sixty (60) days’ written notice to FHCRC. Subject to any rights herein which survive termination, this AGREEMENT will terminate in its entirety:

(a)	if LICENSEE shall file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of LICENSEE or of its assets, or if LICENSEE shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within [***] after the filing thereof; or

(b)	upon thirty (30) calendar days’ written notice from FHCRC, if LICENSEE breaches or defaults on any obligations under Article IV, unless, before the end of such thirty (30) calendar day notice period, LICENSEE has cured the default or breach and so notifies FHCRC, stating the manner of the cure; or

(c)	upon ninety (90) calendar days’ written notice from FHCRC, if LICENSEE breaches or defaults on any other material obligation under this AGREEMENT, unless before the end of the such ninety (90) calendar day notice period, LICENSEE has cured the default or breach and so notifies FHCRC, stating the manner of the cure; or

(d)	at any time by mutual written agreement between LICENSEE and FHCRC subject to any terms herein which survive termination; or

(e)	if any of FHCRC’s termination rights provided under Sections 12.2, 12.3, or 12.4 hereof are exercised by FHCRC.

12.4	Upon expiration or termination of this AGREEMENT:

(a)	nothing herein will be construed to release either party from any obligation maturing prior to the effective date of the termination; and

(b)	LICENSEE covenants and agrees to be bound by the provisions of Articles VIII (Indemnification and Insurance), IX (Use of FHCRC’s Name) and X (Confidential

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Information and Publication) and agrees that such obligations survive expiration or termination of this AGREEMENT. FHCRC covenants and agrees to be bound by the provisions of Article X (Confidential Information and Publication) and the nonexclusive license described in Section 12.1 upon expiration and agrees that such obligations survive expiration or termination of this AGREEMENT; and

(c)	LICENSEE may, after the effective date of the termination or expiration of this AGREEMENT, sell all LICENSED PRODUCTS and parts therefor that it has on hand at the date of termination, if LICENSEE pays the earned royalty thereon and any other amounts due pursuant to Article IV and otherwise complies with the terms of this AGREEMENT; and

(d)	Subject to Section 12.5(c), LICENSEE agrees to cease and desist any and all use of the LICENSED SUBJECT MATTER upon termination of this AGREEMENT; and

(e)	Upon termination, but not expiration, of this AGREEMENT, LICENSEE will grant to FHCRC a nonexclusive, nontransferable, nonsublicenseable, royalty bearing license with respect to improvements made by LICENSEE based solely on the LICENSED SUBJECT MATTER, provided that FHCRC agrees to pay [***] (including any third-party fees and royalties associated with such improvements), which LICENSEE and FHCRC agree to negotiate in good faith for the nonexclusive, nontransferable, nonsublicenseable, license.

XIII. SUPERIOR-RIGHTS; REPRESENTATIONS AND WARRANTIES

13.1

Except for the rights, if any, of the Government of the United States of America as set forth below, FHCRC represents and warrants that [***] (a) the entire right, title, and interest in and to LICENSED SUBJECT MATTER have been assigned to FHCRC, (b) it has the authority

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

to grant licenses for the LICENSED SUBJECT MATTER hereunder, and (c) FHCRC has not granted licenses to any THIRD PARTY that would restrict rights granted hereunder except as stated herein. [***].

13.2	LICENSEE understands that the LICENSED SUBJECT MATTER may have been developed under a funding agreement with the Government of the United States of America (“Government”) and, if so, that the Government may have certain rights relative thereto. This AGREEMENT is explicitly made subject to the Government’s rights under any such agreement and any applicable law or regulation, including P.L. 96-517 as amended by P.L. 98-620. To the extent that there is a conflict between any such agreement, applicable law or regulation and this AGREEMENT, the terms of such Government agreement, applicable law or regulation shall prevail. LICENSEE agrees that any LICENSED PRODUCTS subject to 35 U.S.C. § 204 that are used or SOLD in the United States will be if commercially feasible, manufactured substantially in the United States, unless a written waiver is obtained in advance from the Government.

13.3	LICENSEE understands and agrees that FHCRC, by this AGREEMENT, makes no representation as to the operability or fitness for any use, safety, efficacy, approvability by regulatory authorities, time and cost of development, patentability, and/or breadth of the LICENSED SUBJECT MATTER.

13.4	LICENSEE, by execution hereof, acknowledges, covenants and agrees that LICENSEE has not been induced in any way by FHCRC or employees thereof to enter into this AGREEMENT, and further warrants and represents that (a) LICENSEE has conducted sufficient due diligence with respect to all items and issues pertaining to this AGREEMENT and (b) LICENSEE has adequate knowledge and expertise, or has used knowledgeable and expert consultants, to adequately conduct such due diligence, and agrees to accept all risks inherent herein.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13.5	Each party hereby represents and warrants to the other party that: (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and has full power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this AGREEMENT; (b) it has the power and authority and the legal right to enter into this AGREEMENT and perform its obligations hereunder; it has taken all necessary action on its part required to authorize the execution and delivery of this AGREEMENT and the performance of its obligations hereunder; and this AGREEMENT has been duly executed and delivered on behalf of such party, and constitutes a legal, valid and binding obligation of such party that is enforceable against it in accordance with its terms; (c) it has not entered, and will not enter, into any agreement with any THIRD PARTY that is in conflict with the rights granted to the other party under this AGREEMENT, and has not taken and will not take any action that would in any way prevent it from granting the rights granted to the other party under this AGREEMENT, or that would otherwise materially conflict with or adversely affect the rights granted to the other party under this AGREEMENT; and (d) its performance and execution of this AGREEMENT will not result in a breach of any other contract to which it is a party.

13.6

FHCRC represents and warrants that: (a) FHCRC has not taken any action or omission to encumber any of its right, title and interest in and to the LICENSED SUBJECT MATTER in any way that would have a material adverse effect on the rights and licenses granted to LICENSEE hereunder; (b) FHCRC has sufficient rights in and to the PATENT RIGHTS and

TECHNOLOGY RIGHTS to grant the rights set forth in this AGREEMENT to LICENSEE; (c) as of the EFFECTIVE DATE, [***] there is not pending or, threatened in writing, any claim or litigation to which FHCRC is a party contesting the ownership, derivation, inventorship, validity or right to use any of the LICENSED SUBJECT MATTER; (d) as of the EFFECTIVE DATE, [***] FHCRC has not received any written notice of infringement with respect to the exercise of the LICENSED SUBJECT MATTER; and (e) as of the EFFECTIVE DATE, [***] FHCRC has not received written notice of any third party assertion that the PATENT RIGHTS are invalid. HOWEVER, FHCRC, INCLUDING THE VICE PRESIDENT OF INDUSTRY RELATIONS & TECHNOLOGY TRANSFER, HAS MADE NO SPECIAL INVESTIGATION INTO SUCH MATTERS AND MAKES NO WARRANTY OR REPRESENTATION AGAINST MISAPPROPRIATION OR INFRINGEMENT.

XIV. GENERAL

14.1	This AGREEMENT (including the Exhibits hereto), as amended and restated, together with the RESEARCH AGREEMENT constitutes the entire and only agreement between the parties relating to the LICENSED SUBJECT MATTER, and all other prior negotiations, representations, agreements and understandings are superseded hereby. No agreements altering or supplementing the terms hereof will be made except by a written document signed by both parties.

14.2	Any notice required by this AGREEMENT must be given in writing by prepaid, first class, certified mail, return receipt requested, and addressed in the case of FHCRC to:

Fred Hutchinson Cancer Research Center

Industry Relations and Technology Transfer

1100 Fairview Ave., N, J5-110

Seattle, WA 98109-1024

ATTENTION: Vice President for Technology Transfer

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

with a copy to:

Fred Hutchinson Cancer Research Center

Industry Relations and Technology Transfer

1100 Fairview Ave., N, J5-110

Seattle, WA 98109-1024

ATTENTION: Vice President and General Counsel

or in the case of LICENSEE to:

Juno Therapeutics, Inc.

307 Westlake Avenue North

Suite 300

Seattle, WA 98109

ATTENTION: General Counsel

or other addresses as may be given from time to time under the terms of this notice provision.

14.3	LICENSEE must comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this AGREEMENT.

14.4	This AGREEMENT shall be governed by, construed and enforced in accordance with the internal laws of the State of Washington, without giving effect to principles and provisions thereof relating to conflict or choice of laws irrespective of the fact that any one of the parties is now or may become a resident of a different state.

14.5	Any dispute, controversy, or claim arising out of or relating to this AGREEMENT or the interpretation, enforceability, performance, breach, termination, or validity hereof, including, without limitation, this Section (each, a ‘Dispute”), shall be resolved as follows. If the parties are unable to initially resolve a Dispute through consultation and negotiations between the parties, any party may proceed to litigation in accordance with this AGREEMENT.

14.6	No omission or delay on the part of either party hereto in requiring due and punctual fulfillment of the obligations of the other party shall be deemed to constitute a waiver of any of the rights of the omitting or delaying party unless such rights are waived in the particular instance in a writing delivered to the other party, and no such waiver shall apply to any other instance or obligation. The terms and conditions of this AGREEMENT shall inure to the benefit of and shall be binding upon the permitted successors and assigns of the parties, and no signature or other indication of assent by any such person shall be required as a prerequisite to enforceability.

14.7	If any provision of this AGREEMENT is held to be invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the maximum extent allowed by law and the parties’ fundamental intentions in that and other contexts, and the remainder of this AGREEMENT shall not be affected thereby.

14.8	The prevailing party in any action to enforce this AGREEMENT shall be reimbursed or paid by the other party for its [***] incurred in connection with such enforcement.

14.9	This AGREEMENT shall not be subject to nor governed by the United Nations Convention on Contracts for the International Sale of Goods and it shall not apply to any portion of this AGREEMENT.

14.10	In the event of any inconsistency between the terms of this AGREEMENT and any other agreement between the parties, this AGREEMENT shall govern. The parties acknowledge that they have had an opportunity to consult with their respective counsel and with such other experts or advisors as they have deemed necessary in connection with the negotiation, execution and delivery of this AGREEMENT. This AGREEMENT shall be construed without any presumption or rule requiring that it might be construed against the party causing this AGREEMENT, or any part of it to be drafted.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14.11	This AGREEMENT may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

14.12	LICENSEE shall comply, and cause its AFFILIATES, contractors, representatives, agents and sublicensees to comply with the Export Laws. LICENSEE shall not export or re-export directly or indirectly (including via remote access) any part of the PATENT RIGHTS, TECHNOLOGY RIGHTS, LICENSED PRODUCTS or any confidential information to any applicable jurisdiction to which a license is required under the Export Laws without first obtaining a license. As used herein, “Export Laws” means all laws, administrative regulations and executive orders of any Applicable Jurisdiction relating to the control of imports and exports of commodities and technical data, use or remote use of software and related property, or registration of this AGREEMENT, including the Export Administration Regulations of the U.S. Department of Commerce, the International Traffic in Arms Regulations of the U.S. Department of State, and the Enhanced Proliferation Control Initiative. “Applicable Jurisdiction” means the U.S. and any other jurisdiction where any items will reside or be located, or from where any items may or will be accessed under this AGREEMENT.

14.13	Headings included herein are for convenience only and will not be used to construe this AGREEMENT.

14.14

If either party is prevented from carrying out its obligations under this AGREEMENT by events or circumstances beyond its reasonable control, including acts or omissions of the other party, acts of God or government, fire, flood, acts of terrorism, political strife, labor disputes, failure or delay of transportation, default by suppliers or unavailability of raw materials, then such party’s performance of its obligations hereunder shall be excused during the period of such events or circumstances and for a reasonable period of recovery thereafter, provided that the party claiming delay shall as promptly as practical notify the other party of the existence of such events or circumstances.

14.15	Subject to the terms of this AGREEMENT, the activities and resources of LICENSEE and FHCRC shall be managed by such party, acting independently and in its individual capacity. The relationship between LICENSEE and FHCRC is that of independent contractors, and neither party shall have the power to bind or obligate the other party in any manner, other than as is expressly set forth in this AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this AGREEMENT.

FRED HUTCHINSON CANCER		LICENSEE
RESEARCH CENTER
A NONPROFIT CORPORATION

By:	/s/ Richard Mitchell	By:	/s/ Hans Bishop

Name:	Richard Mitchell	Name:	Hans Bishop

Title:	Dir. of Business Development	Title:	President & CEO

Date:	Nov. 21, 2014	Date:	Nov. 21, 2014

EXHIBIT A

LICENSED SUBJECT MATTER

(as of November 19, 2014)

FHCRC’s right, title and interest in the following U.S. and ex-U.S. patents and patent applications in the LICENSED FIELD:

SeedIP Ref (360056-)	Application No. Patent No./ Publication No.	Filing Date Publication/ Issue Date (MM-DD-YYYY)

420 Family

[***]

All U.S. and ex-U.S. patents and patent applications, including all continuations, divisionals, patents of addition, reissues, renewals, extensions and all foreign counterparts and continuations in part to the extent that such continuations in part contain subject matter related to any of the U.S. and ex-U.S. patents and patent applications identified above in this Exhibit A.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

RESEARCH WORK PLAN

[***]

[***] Two pages of this document have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

35